INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
NOVEMBER 30, 1990

Series A Convertible Preferred Stock
No Par Value

PFA-__

Series A Convertible Preferred Stock
No Par Value

######

BIOTIME, INC.

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SHARES (OR AN EXEMPTION FORM SUCH REGISTRATION) AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER COMPLIES WITH APPLICABLE SECURITIES LAWS.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof can be obtained from the Secretary of the corporation, upon request and without charge.

These shares are convertible into fully paid and non-assessable common shares, no par value, of the corporation on or before ____, 2019.

This Certifies that ______________ *is the registered holder of* ______________ *fully paid and non-assessable Shares of Series A Convertible Preferred Stock, no par value, of the Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers effective the* ________ *day of* ________, *A.D. 2014.*

Judith Segall, Secretary

Michael D. West, President

© GOES 730

For Value Received ______________ hereby sell, assign and transfer unto ____

____ Shares of Series A Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________, 20____

In the presence of

______________________________ ______________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.